UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 26, 2015

SPX FLOW, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-37393 (Commission File Number)	47-3110748 (IRS Employer Identification No.)

13320 Ballantyne Corporate Place
Charlotte, North Carolina 28277
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

This Amendment on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed December 9, 2015 (the “Prior Report”) by SPX FLOW, Inc. (the “Company”). In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Prior Report omitted the information called for in Item 5.02 with respect to benefits received by J. Michael Whitted in connection with his departure from the Company. This Amendment is filed to add the material terms of Mr. Whitted’s benefits in connection with his departure from the Company.

On December 26, 2015, the Company and Mr. Whitted entered into an agreement relating to his separation. In addition to the benefits Mr. Whitted was entitled to receive pursuant to his existing employment agreement with the Company, the Company and Mr. Whitted agreed that he would receive an additional $200,000, in acknowledgment of his long service and the proximity of his departure to the end of 2015.

The foregoing description of Mr. Whitted’s separation agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K/A and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

Exhibit
Number    Description

10.1        Separation Agreement between J. Michael Whitted and SPX FLOW, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX FLOW, INC.

Date: December 31, 2015	By:	/s/ Stephen A. Tsoris
Stephen A. Tsoris
Vice President, Secretary, and General Counsel

EXHIBIT INDEX

Exhibit
Number    Description

10.1        Separation Agreement between J. Michael Whitted and SPX FLOW, Inc.